Exhibit 10.5

INDEPENDENT DIRECTOR AGREEMENT

INDEPENDENT DIRECTOR AGREEMENT (this “Agreement”) dated_____________, 2023, by and between Reticulate Micro, Inc., a Nevada corporation (the “Company”), and the undersigned (the “Director”).

RECITALS

A. The Company is filing a registration statement on Form S-1 relating to a firm commitment initial public offering of its securities (the “IPO”).

B. The current Board consists of one (1) member and the Board intends to appoint two (2) additional independent directors prior to the closing of the IPO.

C. The Company desires to appoint the Director to serve on the Company’s board of directors (the “Board”), which will include membership on one or more committees of the Board, and the Director desires to accept such appointment to serve on the Board.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Company and the Director hereby agree as follows:

1. Duties. From and after the effective date of the registration statement for the IPO and related pricing of the IPO (the “Effective Time”), the Company requires that the Director be available to perform the duties of an independent director customarily related to this function as may be determined and assigned by the Board and as may be required by the Company’s constituent instruments, including its articles of incorporation and bylaws, as amended, and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law, including the Nevada Revised Statutes. The Director agrees to devote as much time as is necessary to perform completely the duties as a Director of the Company, including duties as a member of one or more committees of the Board, to which the Director may hereafter be appointed. The Director will perform such duties described herein in accordance with the general fiduciary duty of directors.

1.1	Due to the Director’s outside obligations, time spent performing duties for the Company shall be limited to ____________ hours per month for the period of this Agreement, subject to being increased by mutual written consent by both parties should this need arise.

1.2	The parties agree that: (i) Director may devote a reasonable amount of his time to civic, community, or charitable activities and may serve as a director of other corporations (provided that any such other corporation is not a competitor of the Company, as determined by the Board) and to other types of business or public activities not expressly mentioned in this paragraph; and (ii) Director may participate as a non-employee director, employee and/or investor in other companies and projects as described by Director to the Board, so long as Director’s responsibilities with respect thereto do not conflict or interfere with the faithful performance of his duties to the Company.

2. Term. The term of this Agreement shall commence as of the Effective Time, which shall be the date of the Director’s appointment by the board of directors of the Company, and shall continue until the Director’s removal or resignation. In addition to a termination of this Agreement pursuant to Section 8, the Company shall have the right to terminate this Agreement upon thirty days written notice to the Director without liability prior to the Effective Time.

3. Compensation.

(a) Following the Effective Time and the commencement of the term of this Agreement, for all services to be rendered by the Director in any capacity hereunder during the term of this Agreement, the Company agrees to compensate the Director a fee of $60,000 in cash for his first year of service, $90,000 for his second year of service, and $120,000 per year thereafter (the “Annual Fee”), which Annual Fee shall be paid to the Director in four equal installments no later than the fifth business day of each calendar quarter commencing in the first quarter following the Effective Time. The Director shall be responsible for his or her own individual income tax payment on the Annual Fee in jurisdictions where the Director resides.

(b) Equity Compensation. Within five business days of the Effective Date of this Agreement, the Director shall be granted an option to purchase 360,000 shares of Class A Common Stock (the “Option”). The exercise price of the Option shall be equal to the price per share paid by investors in the IPO. The Option shall vest monthly over a 3 year period beginning at the Effective Time at a rate of 10,000 shares per month provided that the Director remains in continuous service over the vesting period. If this Agreement is terminated by the Company or the Director prior to the Effective Time, then the Option shall automatically terminate in accordance with its terms and the Director shall have no rights thereunder. The Option shall be granted under the Company’s equity incentive plan pursuant to the standard form of Option Agreement.

(c) Bonuses. Director shall be entitled to further compensation and bonuses, to be determined mutually.

4. Independence. The Director acknowledges that his appointment hereunder is contingent upon the Board’s determination that he is “independent” with respect to the Company, in accordance with the listing requirements of the Nasdaq and NYSE American stock exchanges, and that his appointment may be terminated by the Company in the event that the Director does not maintain such independence standard.

5. Expenses. The Company shall reimburse the Director for pre-approved reasonable business-related expenses incurred in good faith in connection with the performance of the Director’s duties for the Company. Such reimbursement shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred, which shall be accompanied by sufficient documentation to support the expenditures.

6. Other Agreements.

(a) Confidential Information and Insider Trading. The Company and the Director each acknowledge that, in order for the intentions and purposes of this Agreement to be accomplished, the Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including, but not limited to, business methods, information systems, financial data and strategic plans which are unique assets of the Company (as further defined below, the “Confidential Information”) and that the communication of such Confidential Information to third parties could irreparably injure the Company and its business. Accordingly, the Director agrees that, during his association with the Company and thereafter, he will treat and safeguard as confidential and secret all Confidential Information received by him at any time and that, without the prior written consent of the Company, he will not disclose or reveal any of the Confidential Information to any third party whatsoever or use the same in any manner except in connection with the business of the Company and in any event in no way harmful to or competitive with the Company or its business. For purposes of this Agreement, “Confidential Information” includes any information not generally known to the public or recognized as confidential according to standard industry practice, any trade secrets, know-how, development, manufacturing, marketing and distribution plans and information, inventions, formulas, methods or processes, whether or not patented or patentable, pricing policies and records of the Company (and such other information normally understood to be confidential or otherwise designated as such in writing by the Company), all of which the Director expressly acknowledges and agrees shall be confidential and proprietary information belonging to the Company. Upon termination of his association with the Company, the Director shall return to the Company all documents and papers relating to the Company, including any Confidential Information, together with any copies thereof, or certify that he or she has destroyed all such documents and papers. Furthermore, the Director recognizes that the Company has received and, in the future, will receive confidential or proprietary information from third parties subject to a duty on the Company’s part to maintain the confidentiality of such information and, in some cases, to use it only for certain limited purposes. The Director agrees that the Director owes the Company and such third parties, both during the term of the Director’s association with the Company and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to, except as is consistent with the Company’s agreement with the third party, disclose it to any person or entity or use it for the benefit of anyone other than the Company or such third party, unless expressly authorized to act otherwise by an officer of the Company. In addition, the Director acknowledges and agrees that the Director may have access to “material non-public information” for purposes of the federal securities laws (“Insider Information”) and that the Director will abide by all securities laws relating to the handling of and acting upon such Insider Information.

(b) Disparaging Statements. At all times during and after the period in which the Director is a member of the Board and at all times thereafter, the Company, its employees, affiliates, or assignees, and the Director, one and for the other, shall not either verbally, in writing, electronically or otherwise: (i) make any derogatory or disparaging statements about the Company, any of its affiliates, any of their respective officers, directors, shareholders, employees and agents, or any of the Company’s current or past customers or employees, or (ii) make any public statement or perform or do any other act prejudicial or injurious to the reputation or goodwill of the Company or any of its affiliates or otherwise interfere with the business of the Company or any of its affiliates; provided, however, that nothing in this paragraph shall preclude the Director from complying with all obligations imposed by law or legal compulsion, and provided, further, however, that nothing in this paragraph shall be deemed applicable to any testimony given by the Director, or the Company, its employees, affiliates, or assignees, in any legal or administrative proceedings.

(c) Work Product. Director agrees that any and all Work Product (as defined below) shall be the Company’s sole and exclusive property. Director hereby irrevocably assigns to the Company all right, title and interest worldwide in and to any deliverables resulting from the Director’s services as a director to the Company (“Deliverables”), and to any ideas, concepts, processes, discoveries, developments, formulae, information, materials, improvements, designs, artwork, content, software programs, other copyrightable works, and any other work product created, conceived or developed by Director (whether alone or jointly with others) for the Company during or before the term of this Agreement, including all copyrights, patents, trademarks, trade secrets, and other intellectual property rights therein (the “Work Product”). Director retains no rights to use the Work Product and agrees not to challenge the validity of Company’s ownership of the Work Product. Director agrees to execute, at Company’s request and expense, all documents and other instruments necessary or desirable to confirm such assignment. In the event that Director does not, for any reason, execute such documents within a reasonable time after the Company’s request, Director hereby irrevocably appoints the Company as Director’s attorney-in-fact for the purpose of executing such documents on his behalf, which appointment is coupled with an interest. Director will deliver to the Company any Deliverables and disclose promptly in writing to Company all other Work Product.

Any work product produced by the Director for, inter alia, any other entity, employer, or board of directors shall not constitute Work Product belonging to the Company and shall not constitute Confidential Information. Company shall not acquire any rights to such property.

(d) Enforcement. The Director acknowledges and agrees that the covenants contained herein are reasonable, that valid consideration has been and will be received and that the agreements set forth herein are the result of arms-length negotiations between the parties hereto. The Director recognizes that the provisions of this Section 6 are vitally important to the continuing welfare of the Company and its affiliates and that any violation of this Section 6 could result in irreparable harm to the Company and its affiliates for which money damages would constitute a totally inadequate remedy. Accordingly, in the event of any such violation by the Director, the Company and its affiliates, in addition to any other remedies they may have, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to obtain an injunction or other equitable relief restraining any action by the Director in violation of this Section 6 without posting any bond therefore or demonstrating actual damages, and the Director will not claim as a defense thereto that the Company has an adequate remedy at law or require the posting of a bond. If any of the restrictions or activities contained in this Section 6 shall for any reason be held by an arbitrator to be excessively broad as to duration, geographical scope, activity or subject, such restrictions shall be construed so as thereafter to be limited or reduced to be enforceable to the extent compatible with the applicable law; it being understood that by the execution of this Agreement the parties hereto regard such restrictions as reasonable and compatible with their respective rights. The Director acknowledges that injunctive relief may be granted immediately upon the commencement of any such action without notice to the Director and in addition Company may recover monetary damages.

(f) Separate Agreement. The parties hereto further agree that the provisions of Section 6 are separate from and independent of the remainder of this Agreement and that Section 6 is specifically enforceable by the Company notwithstanding any claim made by the Director against the Company. The terms of this Section 6 shall survive termination of this Agreement.

7. Market Stand-Off Agreement. In the event of a public or private offering of the Company’s securities, including in connection with the IPO, and upon request of the Company, the underwriters or placement agents placing the offering of the Company’s securities, the Director agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company that the Director may own, other than those included in the registration, without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration as may be requested by the Company or such placement agent or underwriter.

8. Termination; Compensation Due. The Director’s appointment hereunder may terminate, and the Director’s right to compensation for periods after termination shall be determined in accordance with the provisions of paragraphs (a) through (e) below:

(a) Voluntary Resignation. The Director may terminate his appointment at any time upon thirty (30) days prior written notice to the Company, or at any time without written notice for Good Reason (as defined below). In the event of the Director’s voluntary termination of his appointment other than for Good Reason, the Company shall have no obligation to make payments to the Director in accordance with the provisions of this section, except as otherwise required by this Agreement or by applicable law, for periods after the date on which the Director’s appointment with the Company terminates due to the Director ’s voluntary termination, except for the payment of the compensation accrued through the date of such resignation.

(b) Immediate Discharge for Cause. Upon written notice to the Director, the Company may terminate the Director’s appointment for “Cause”, and with immediate effect, upon the occurrence of any of the following events:

(i) the Director’s conviction of, or plea of nolo contendere to, (i) any felony or (ii) a crime involving dishonesty or moral turpitude or which could reflect negatively upon the Company or otherwise impair or impede its operations;

(ii) the Director’s engaging in any act of dishonesty (including, without limitation, theft or embezzlement), violence, threat of violence in each case, that is materially injurious to the Company or any of its affiliates;

(iii) the Director’s material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company; or

(iv) any other willful misconduct by the Director which is materially injurious to the financial condition or business reputation of the Company or any of its affiliates.

(c) Discharge for Cause (Curable). The Company may terminate the Director’s appointment for “Cause” upon the occurrence of any of the events listed below, provided that the Company provides written notice to Director and, Director has not cured the deficiency that has been identified in by the Company in the written notice within a thirty (30) day period:

(i) the willful and continued failure or refusal of the Director to satisfactorily perform the duties reasonably required of him as set forth in this Agreement;

(ii) the Director’s material breach of a written policy of the Company or the rules of any governmental or regulatory body applicable to the Company; or

(iii) the Director’s breach of his obligations under this Agreement.

In the event the Director is terminated for Cause, the Company shall have no obligation to make payments to the Director in accordance with the provisions of Sections 8 above.

(d) Termination by the Company Without Cause. If the Director’s appointment is terminated by the Company without Cause, Director shall be entitled to cash compensation for any remaining amount of term, as well as agreed upon stock options and common stock issuable to him as if he remained as Director for the entire term. The Director shall not have any further rights under this Agreement or otherwise to receive any other compensation or benefits after such termination of appointment.

(e) Death. The Director’s appointment hereunder shall terminate upon the death of the Director. The Company shall have no obligation to make further payments to the Director or his heirs.

(f) Termination for Good Reason. The Director may terminate this Agreement at any time for Good Reason. In the event of termination under this Section 8(f), the Company shall pay to the Director severance in an amount equal to the then applicable compensation and earned equity for a period equal to the number of months served. For the purposes of this Agreement, “Good Reason” shall mean any of the following (without Director’s express written consent):

(i) removal of the Director from his position, or the assignment to the Director of duties that are significantly different from, and that result in a materially substantial diminution of, the duties that he assumed under this Agreement, within twelve (12) months after or in anticipation of a Change of Control (as defined below);

(ii) the taking of any action by the Company that would, directly or indirectly, materially reduce the Director’s benefits without Directors prior consent, unless said reduction is pari passu with other senior Directors of the Company; or

(iii) a breach by the Company of any material term of this Agreement that is not cured by the Company within 30 days following receipt by the Company of written notice thereof.

For purposes of this Agreement, “Change of Control” shall mean the occurrence of any one or more of the following: (i) the accumulation, whether directly, indirectly, beneficially or of record, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 50% or more of the shares of the outstanding equity securities of the Company, (ii) a merger or consolidation of the Company in which the Company does not survive as an independent company or upon the consummation of which the holders of the Company’s outstanding equity securities prior to such merger or consolidation own less than 50% of the outstanding equity securities of the Company after such merger or consolidation, or (iii) a sale of all or substantially all of the assets of the Company; provided, however, that the following acquisitions shall not constitute a Change of Control for the purposes of this Agreement: (A) any acquisitions of common stock or securities convertible into common stock directly from the Company, or (B) any acquisition of common stock or securities convertible into common stock by any employee benefit plan (or related trust) sponsored by or maintained by the Company.

8. Indemnification. The Company shall indemnify, defend and hold harmless the Director, to the fullest extent allowed by the law of the State of Nevada, and as provided by, or granted pursuant to, any charter provision, bylaw provision, agreement (including, without limitation, the Indemnification Agreement executed herewith), vote of stockholders or disinterested directors or otherwise, both as to action in the Director’s official capacity and as to action in another capacity while holding such office. The Company and the Director are executing an indemnification agreement in the form attached hereto as Exhibit A.

9. Effect of Waiver. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

10. Notice. Any and all notices referred to herein shall be sufficient if furnished in writing at the addresses specified on the signature page hereto or, if to the Company, to the Company’s address as specified in filings made by the Company with the U.S. Securities and Exchange Commission.

11. Governing Law; Arbitration. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Nevada without reference to that state’s conflicts of laws principles. Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by any party hereto shall be given in writing to the other parties hereto at their last known addresses. Arbitration shall be commenced by the filing by such a party of an arbitration demand with the American Arbitration Association (“AAA”). The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in Las Vegas, Nevada. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party hereto shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then any party hereto is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other such parties pending the completion of the arbitration in a court having jurisdiction over those parties.

12. Assignment. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Director under this Agreement are personal and therefore the Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

13. Miscellaneous. If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein. The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Except as provided elsewhere herein, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Independent Director Agreement to be duly executed and signed as of the day and year first above written.

COMPANY:

Reticulate Micro, Inc.

By:
Name:
Title:

Address:

DIRECTOR:

(Signature)

Name (Please Print)

Address:

Signature Page to Independent Director Agreement

EXHIBIT A

Indemnification Agreement

(See Attached)